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                                                                    EXHIBIT 23.3


PWC Consent Regarding the Insurer
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

                               _________________

We consent to the incorporation by reference in the Prospectus Supplement of AFS Funding Corp. relating to AmeriCredit Automobile Receivables Trust 1999-D of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".

                                             /s/ PricewaterhouseCoopers LLP

October 19, 1999